Exhibit 99.1

FOR IMMEDIATE RELEASE
December 8, 2005
Contact:	Philip J. Pantano
716-278-2598
716-961-8779
OR
Peter K. Cutler
716-316-3721

SENECA NATION OF INDIANS BEGINS

CONSTRUCTION OF BUFFALO CASINO PROJECT

National competition to determine project’s design

BUFFALO, NEW YORK – With one swing of a wrecking ball, the Seneca Nation of Indians officially began the construction process for establishing a Class III casino on their Buffalo Territory.

Gathered at the corner of Fulton and Marvin streets in the City’s Inner Harbor area, representatives from the Nation, Seneca Erie Gaming Corporation, and the City of Buffalo watched as demolition crews began tearing down a vacant structure on land that is now the Seneca Nation’s Buffalo Territory.

In October, the Nation announced that it had acquired 9 acres of land in the Inner Harbor area for the purpose of developing its third Western New York casino. The 9 acres are bounded by Michigan Street to the west, Perry Street to the north, Marvin Street to the east and South Park Avenue to the south. The demolition occurred along the property’s eastern boundary.

According to the Nation-State Gaming Compact which was approved in 2002, the Seneca Nation has the right to develop and operate three Class III casinos in Western New York. Seneca Niagara Casino opened on December 31, 2002, and Seneca Allegany Casino opened on May 1, 2004. The land purchased by the Nation is

- MORE -

now considered sovereign territory.

Seneca Nation President Barry E. Snyder, Sr. noted that today’s event marked as much of a homecoming for the Seneca Nation as a business announcement.

“Today, the Seneca Nation returns to an area that was once our home. For many years, our people lived in this area as part of our Buffalo Creek Territory,” Snyder said. “Our history here predates the history of New York State and the City of Buffalo. After having our land taken from us, the Seneca people persevered and have continued to be true to our heritage while building a future for our people and the generations to come. This morning we celebrate the future of the Seneca Nation and the future of the City of Buffalo coming together.”

While both Seneca Niagara Casino and Seneca Allegany Casino followed very aggressive construction schedules, Seneca Erie Gaming Corporation officials announced that the Buffalo casino project will take a bit more time.

“We want to help the Nation create a signature destination that not only meets our operational needs, but also ties in well with the renaissance that we trust will take place in the Inner Harbor area of Buffalo,” John Pasqualoni, President and CEO, Seneca Erie Gaming Corp. said. “To that end, we plan to conduct a national search and design competition in order to portray the right vision for the Nation and for Buffalo and Western New York.”

Casino officials noted that a Request For Proposal (RFP) is expected to be sent to design firms from across the country in the coming weeks. Plans call for the facility to feature approximately 2,200 slot machines, 50 table games, dining and entertainment components, and parking for approximately 2,500 vehicles.

Once operational, the new Seneca Buffalo Creek Casino is expected to create 1,000 new jobs, further cementing the Seneca Nation as one of the area’s largest and fastest-growing private sector employers. Nearly 4,000 people are currently employed at Seneca Niagara Casino and Seneca Allegany Casino combined.

The project is also expected to put hundreds of union construction workers on the job and create business opportunities for local vendors and suppliers.

“We are proud to reclaim the land of our forefathers,” Maurice John, Treasurer of the Seneca Nation, said. “By doing so, we hope to provide economic benefits to the Seneca people and to our friends and neighbors living in Western New York.”

In addition to creating 1,000 new jobs and supporting many others in the local economy, the Seneca Buffalo Creek Casino is expected to deliver significant revenue to the State and local economies.

Pursuant to and subject to the terms of the Compact, the Nation must currently pay 18 percent of its net slot machine drop to the State, with that percentage growing to 25 percent in December 2010. One-quarter of that amount is then returned to the local community. To date, the Nation’s casino operations have generated nearly $100 million in revenue for New York State.

Seneca Erie Gaming Corporation officials estimate that the Seneca Buffalo Creek Casino could deliver $25 million to $30 million to New York State in its first full year of operations. Based on those estimates, the local community would receive $5 million - $7 million in annual payments.

Last year, the nine acre parcel produced approximately $31,000 in local property taxes.

“The Seneca Buffalo Creek Casino will be an enormous positive - and not only for Buffalo’s Inner Harbor entertainment and tourism district,” Mayor Anthony M. Masiello said. “Through the creation of 1000 good jobs, and significant economic impact, the Seneca Buffalo Creek Casino will bring benefits to the entire City of Buffalo and the Western New York region as well. Congratulations to President Snyder, Treasurer John and the members of the Tribal Council.”

The casino project is expected to be a key piece in the economic development puzzle in and around the Inner Harbor area and to help create a critical mass of people in downtown Buffalo for other businesses to capitalize on.

“Today marks an historic moment for the City of Buffalo and the Seneca Nation of Indians,” stated Mayor-elect Byron Brown.  “The groundbreaking for the new Seneca Buffalo Creek Casino will create 1,000 new jobs and many construction-related jobs that represent exactly the kind of economic stimulus that is needed in Buffalo. It is my hope the anticipated economic impact on local vendors and service businesses will provide direct and quantifiable benefits to our city’s economy.  With an expected annual share of approximately $5 million to $7 million going to the local host community, based on the terms of the Compact, I again call for that local share to come directly to the City of Buffalo.  Thanks to the leadership of President Barry Snyder, Sr. and the Nation’s Tribal Council, we will see greater development activity in a section of the city that is a key to our economic future.”

Throughout the event, Snyder also emphasized the Seneca Nation’s commitment to developing a successful casino operation to benefit the Seneca people as well as to create a strong economic engine in the area.

“The Seneca Nation is investing in the future by creating a vibrant industry here in Western New York — our home. We are investing in the future of our Nation and the Seneca people. The success of our casino operations will help our people reach greater accomplishments and our future generations enjoy greater opportunities,” he said. “We are also investing in the future of Western New York and the City of Buffalo. The Seneca Nation, through our casino operations and the benefits we deliver to the local economy, will be a key component in what we believe will be a bright future for the Inner Harbor area and all of Buffalo.”

Forward-Looking Information

This press release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “believes”, “estimates”, “anticipates”, “intends”, “will”, “want”, “hope”, “plans”, “expects”, “trust,” “goal”, “confidence”, “can”, “opportunity”, “looking forward”, and words of similar meaning or import, as they relate to SEGC and its management, indicate forward looking statements.  Similarly, statements that describe our plans, business, strategy, or goals are all forward-looking statements.  These forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements contained in this release, including, but not limited to, our ability to establish a Class III gaming facility in Buffalo; our ability to create a signature or world class destination in Buffalo or facilitate a renaissance in the Buffalo Inner Harbor area; our ability to retain a design firm and create the right vision for the Nation, Buffalo and Western New York; our ability to develop a gaming facility with any specific number of slot machines, table games or parking spaces or with dining and entertainment components; our ability to create any specific number of new jobs in connection with the Buffalo casino, to put hundreds of union workers on the job, create business opportunities for local vendors and suppliers, provide economic benefits to friends, neighbors or others in Western New York, or deliver significant revenue or any specific estimated dollar amount to New York and local economies; or our ability to develop a successful casino in Buffalo and, if we are able to do so, the ability of such successful casino to facilitate economic development and a bright future for the Buffalo Inner Harbor area.  Additional information concerning potential factors that could affect SEGC and cause actual results to differ materially from those expressed in or implied by the statements contained in this release is included in the filings of SEGC with the Securities and Exchange Commission.

SEGC disclaims any obligation to update the forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if the date is not stated, as of this press release date.